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                                    EXHIBIT 2

                         CONSENT OF INDEPENDENT AUDITORS

We have read the Form 18-K of Canada Mortgage and Housing Corporation dated 16 May 2006, We have complied with Canadian generally accepted standards for an auditor's involvement with offering documents.

We consent to the use of our report dated 17 March 2006 to the Minister of Human Resources and Social Development on the consolidated balance sheet of the Canada Mortgage and Housing Corporation as at 31 December 2005 and the consolidated statements of income, retained earnings and cash flows for the year then ended included in Canada Mortgage Housing Corporation's annual report attached to the above mentioned Form 18-K filed pursuant to the Securities Exchange Act of 1934 and to the incorporation by reference of such report in the Registration Statement of Canada Mortgage and Housing Corporation on file with the U.S. Securities and Exchange Commission.

This letter is provided to meet the requirements pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 and not for any other purpose.


/s/ Ronald C. Thompson                  /s/ Raymond Chabot Grant Thornton, LLP
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Ronald C. Thompson, CA                  Raymond Chabot Grant Thornton, LLP
Assistant Auditor General               Chartered Accountants
for the Auditor General of Canada

Ottawa, Canada                          Montreal, Canada
May 16, 2006